      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998
                                                      REGISTRATION NO. 333-51089
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                                              77-0059951
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN T. CHAMBERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CISCO SYSTEMS, INC.
                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                             THERESE A. MROZEK, ESQ.
                          TERESA M. DERICHSWEILER, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
      Title of Each                  Amount            Proposed Maximum       Proposed Maximum           Amount
   Class of Securities                to Be                Offering               Aggregate         of Registration
     to be Registered              Registered         Price Per Share(1)      Offering Price(1)          Fee(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock,                      966,411                 $71.78125           $69,370,189.59          $20,464.21
$0.001 par value per share
======================================================================================================================

(1) The price of $71.78125 was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on April 20, 1998, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).
(2)     Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                 966,411 SHARES


                               CISCO SYSTEMS, INC.
                                  COMMON STOCK

        This Prospectus relates to the public offering, which is not being underwritten, of 966,411 shares of Common Stock, par value of $0.001 per share, of Cisco Systems, Inc. (the "Company" or the "Registrant"). All 966,411 shares (the "Shares") may be offered by certain shareholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders"). All of the shares were originally issued by the Company in connection with the acquisition of Precept Software, Inc. ("Precept"), by and through the acquisition of all of the common and preferred stock and options to purchase common stock of Precept whereby Precept was merged with and into the Company with the Company as the surviving corporation. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by
Section 4(2) thereof. The Shares are being registered by the Company pursuant to the Agreement and Plan of Merger between the Company and Precept.

        The Shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

        The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders.

        The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "CSCO." On April 20, 1998, the average of the high and low price for the Common Stock was $71.78125
                         -------------------------------

        The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
                         -------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         -------------------------------

The Company has undertaken to keep a Registration Statement of which this Prospectus constitutes a part effective until the earlier to occur of April 6, 2000 or the earlier disposition of the securities offered hereby. After such period, if the Company chooses not to maintain the effectiveness of the Registration Statement of which this Prospectus constitutes a part, the securities issuable upon exercise hereof and offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act of 1933, as amended, or pursuant to an effective registration statement thereunder.


================================================================================

                   The date of this Prospectus is May 1, 1998

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

        The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission (File No. 0-18225) pursuant to the Exchange Act are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended July 26, 1997, filed October 22, 1997;

        2. The Company's Quarterly Reports on Form 10-Q for the quarter ended October 25, 1997 filed on December 9, 1997 and for the quarter ended January 24, 1998 filed on March 9, 1998;

        3. The Company's Current Reports on Form 8-K filed on April 29, 1998, February 11, 1998, September 9, 1997 and August 22, 1997.

        4. Definitive Proxy Statement dated October 1, 1997, filed on October 1, 1997 in connection with the Company's 1997 Annual Meeting of Shareholders;



                                       2.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 1st day of May, 1998.

                                       CISCO SYSTEMS, INC.


                                       By  /s/ JOHN T. CHAMBERS
                                           -------------------------------------

                                           John T. Chambers,
                                           President, Chief Executive Officer
                                           and Secretary


       Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:


SIGNATURES                        TITLE                                         DATE
----------                        -----                                         ----
/s/ John T. Chambers*             President, Chief Executive                    May 1, 1998
----------------------------      Officer and Director
John T. Chambers                  (Principal Executive Officer)


/s/ Larry R. Carter*              Sr. Vice President, Finance and               May 1, 1998
----------------------------      Administration, Chief Financial
Larry R. Carter                   Officer and Secretary
                                  (Principal Financial and Accounting
                                  Officer)


/s/ John P. Morgridge*            Chairman of the Board and Director            May 1, 1998
----------------------------
John P. Morgridge

SIGNATURES                        TITLE                                         DATE
----------                        -----                                         ----
/s/ Donald T. Valentine*          Director                                      May 1, 1998
----------------------------
Donald T. Valentine



/s/ James F. Gibbons*             Director                                      May 1, 1998
----------------------------
James F. Gibbons



/s/ Robert L. Puette*             Director                                      May 1, 1998
----------------------------
Robert L. Puette



/s/ Masayoshi Son*                Director                                      May 1, 1998
----------------------------
Masayoshi Son



/s/ Steven M. West*               Director                                      May 1, 1998
----------------------------
Steven M. West


/s/ Edward R. Kozel*              Director                                      May 1, 1998
----------------------------
Edward R. Kozel



/s/ Carol A. Bartz*               Director                                      May 1, 1998
----------------------------
Carol A. Bartz



/s/ James C. Morgan*              Director                                      May 1, 1998
----------------------------
James C. Morgan



/s/ Mary Cirillo*                 Director                                      May 1, 1998
----------------------------
Mary Cirillo

                                       Index to Exhibits

Exhibit
Number                                Exhibit Title
------                                -------------
* 2.1    Agreement and Plan of Merger

* 5.1    Opinion of Brobeck, Phleger & Harrison LLP

*23.1    Consent of Independent Accountants

*23.2    Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of
        Counsel filed as Exhibit 5.1)

*24.1    Power of Attorney (included on page II-3 of this Registration Statement)

---------------
* Previously filed.